             CERTIFIED GROCERS OF CALIFORNIA, LTD. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                      FISCAL YEAR
                                        ---------------------------------------
                                         1997    1996    1995    1994    1993
                                        ------- ------- ------- ------- -------
                                         (THOUSANDS OMITTED EXCEPT FOR RATIOS)
Adjusted net earnings:
 Net earnings.......................... $ 2,307 $ 1,517 $   769 $    94 $   473
 Income tax provision..................   1,103     745     106     203     530
 Interest expense......................  13,020  14,406  15,260  15,405  15,784
 Estimated interest component of rental
  expense(c)...........................   1,790   2,105   2,263   2,214   2,099
 Patronage Dividends...................  14,464  13,200  11,571  10,837  12,880
                                        ------- ------- ------- ------- -------
  Adjusted net earnings(a)............. $32,684 $31,973 $29,969 $28,753 $31,766
                                        ======= ======= ======= ======= =======
Fixed Charges:
 Gross rental expense.................. $17,050 $20,539 $21,051 $22,707 $23,326
 Less, estimated rent component........  15,260  18,434  18,788  20,493  21,227
                                        ------- ------- ------- ------- -------
 Estimated interest component of rental
  expense(c)...........................   1,790   2,105   2,263   2,214   2,099
 Interest incurred.....................  13,020  14,406  15,260  15,405  15,784
                                        ------- ------- ------- ------- -------
  Fixed charges(b)..................... $14,810 $16,511 $17,523 $17,619 $17,883
                                        ======= ======= ======= ======= =======
Ratio of Earnings to Fixed
 Charges(a)/(b)........................    2.21    1.94    1.71    1.63    1.78
                                        ======= ======= ======= ======= =======
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(a)(b)(c) -- Cross Reference on page.


                                  EXHIBIT 12.1